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Exhibit 10.22.3

        [*****] = Certain confidential information contained in this document, marked with brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

AMENDMENT
NO. 3

        THIS AMENDMENT NO. 3 (this "Amendment"), dated March 17, 2003, is entered into by and between Displaytech, Inc., a corporation organized and existing under the laws of the State of Colorado in the United States of America, with its principal place of business located at 2602 Clover Basin Drive, Longmont, CO 80503 U.S.A. ("DT"), and Miyota Co., Ltd., established and existing under the laws of Japan, with its registered office located at 4107-5 Miyota-machi, Kitasaku-gun, Nagano-ken, 389-0294 Japan ("MYT" along with DT a "Party," and together the "Parties").

        This Amendment amends that certain Manufacturing Agreement between the Parties dated December 10, 1998, as amended by Amendment No. 1 dated March 25, 1999, and Amendment No. 2 dated July 24, 2001 (the "Original Agreement"), as follows:

        1.    Definitions.    The following definitions shall be added to Section 1 of the Original Agreement:

          "Affiliate" of a Party means any entity or person which directly or indirectly controls, is controlled by, or is under common control with such Party.

          "HP" means Hewlett-Packard Company, a Delaware corporation.

          "Line" means all areas of MYT's manufacturing facilities that are used by MYT to manufacture the Products.

        2.    Design and Manufacture of Products.    Section 2 of the Original Agreement shall be amended as follows:

          (a)   Section 2.4 shall be deleted in its entirety and the following shall inserted in lieu thereof

    Manufacturing Processes for Products. DT will be responsible for the design of manufacturing processes for the Products, whether such processes are implemented in DT's facilities in Longmont, Colorado, or in MYT's facilities in Nagano, Japan. As provided below, MYT agrees to collaborate with DT toward the development and refinement of manufacturing processes for the Products. DT will document all material information related to its manufacturing processes and include such information in a schedule attached hereto as Schedule 2.4, Process Procedure Documentation. Such documentation will include specifications for each process, a process flow chart and certain standards, such as, but not limited to, assembly, environmental and safety standards. All material information related to the manufacturing process subsequently developed during the term of this Agreement or any renewal period, whether by DT or MYT, will be documented and added to Schedule 2.4. DT will furnish such documentation to MYT, free of charge, for the sole purpose of enabling MYT to manufacture the Products under the terms of this Agreement. MYT agrees that, if it determines that the Products can be manufactured more efficiently or for less cost by changing, adding to or deleting from any of DT's manufacturing processes, it will (1) perform reasonable testing on the proposed modified process prior to implementation; (2) notify DT of the proposed modified process prior to implementation; (3) supply DT with statistical information demonstrating process efficacy and reliability; (4) unless otherwise agreed to by the Parties, execute all necessary assignments and other documentation necessary to assign the Intellectual Property associated with such modified process in accordance with Section 11; and (5) create appropriate documentation of the proposed modified manufacturing process and deliver it to DT. Notwithstanding the foregoing, MYT shall direct and complete the manufacture of the Products under this Agreement in a safe, useful and workmanlike manner, in compliance with good engineering practices, and shall comply with all applicable laws, rules, ordinances, regulations and the like, including but not limited to those related to safety, health, environmental and employee matters.

          (b)   Sections 2.5.2 and 2.5.3 shall be deleted in their entirety.

        3.    Covenants relating to HP.    A new Section 6.12 shall be added to the Original Agreement as follows:

          6.12    Covenants Relating to HP.

            6.12.1    Obligations to HP.    HP and DT have an agreement relating to the sale of the Products for use in digital still cameras ("DSCs"). Pursuant to such agreement, DT has agreed to supply MYT with sufficient FLC materials to support HP's forecast for the purchase of Finished Products through calendar year 2004. In furtherance of the foregoing, DT will train MYT on the process used to store such FLC materials. MYT hereby agrees to hold such FLC materials in trust for DT and HP and use such FLC materials solely for the manufacturing of Products ordered by HP. In addition, at the request of HP, MYT hereby agrees to sell Products for use in DSCs directly to HP under the terms and conditions set forth on Schedule 6.12, HP Pricing, as amended from time to time, to HP as a second source of supply.

            6.12.2    Audit Rights.    HP or any person designated by HP (other than direct competitors of MYT) shall have the right to visit MYT's manufacturing facilities and the Line during normal business hours and to inspect MYT's operation relating to the manufacture of Finished Products for use in DSCs being sold to HP only. HP or its authorized representatives shall have the right to inspect all incoming materials, inventory and Finished Products for conformity to the Product specifications and quality standards (as all of such relate to the manufacture of Finished Products for use in DSCs being sold to HP only); provided that such inspection shall not unreasonably disrupt MYT's operations; and provided further that HP or any person designated by HP agrees that it will keep in confidence any information it comes to know in the course of the inspection and will not use such information for any purpose other than the inspection and the possible recommendation to MYT of a corrective action. Any such inspections prior to delivery of any Finished Products to HP shall not constitute final acceptance by DT or HP. MYT agrees to implement within a reasonable time all mutually agreed corrective action recommended by HP or its representatives to MYT.

            6.12.3    Pricing.    To the extent that HP uses MYT as a second source of supply, MYT agrees to maintain the same supply volume to HP as committed to DT for the sale of Finished Products to HP at the then current price in effect at the time of any order of such Products by HP in accordance with Section 6.12.1 when DT is unable to supply to HP. If DT is able to supply to HP, and HP requests Miyota to sell directly to HP, then Miyota will charge HP the then current price plus $1.00 per viewfinder, which $1.00 will be paid to DT in addition to the margin DT would have received if the sale to HP were through DT.

            6.12.4    Agreement with HP.    MYT agrees to use its best efforts to negotiate an agreement with HP confirming MYT's responsibilities as a second source of supply contemplated under this Section 6.12.

        4.     Section 17 of the Original Agreement shall be amended as follows:

          (a)   Section 17.8 shall be deleted in its entirety and the following shall be inserted in lieu thereof:

            17.8    Assignment.    Except for the sale or transfer by DT of all or substantially all of its assets, a sale of a majority ownership in DT's capital stock, DT's merger into another company, or any assignment by DT of all or part of this Agreement to an Affiliate, this Agreement shall not be assigned (by contract, operation of law or change of control) by either Party without the prior written consent of the other Party, which consent shall not be unreasonably delayed or withheld. Any assignment to which consent is given shall be binding upon, inure to the benefit of, and be enforceable by and against, the assignee and any successors and assigns of the assignee. DT agrees to give MYT reasonable notice of the sale or transfer by DT of all or substantially all of its assets, a sale of a majority ownership in DT's capital stock, DT's merger into another company or any assignment to an Affiliate of DT; however, failure to give such notice shall not prevent DT from consummating such sale, transfer or merger.

          (b)   A new Section 17.10 shall be added as follows:

            17.10    Governing Language.    The Parties acknowledge and agree that this Agreement has been entered into in the English language, which language shall govern in all respects. Any translation of this Agreement shall be for convenience only and shall not be binding upon the Parties. All written communications between the Parties shall be in English, including, but not limited to, written communications relating to changes or modifications in the manufacturing processes for the Products as contemplated under Section 2.4 of this Agreement.

        5.    Schedules.    Schedule 6.12, HP Pricing (which Schedule is attached hereto) shall be attached to the Original Agreement.

        6.    Amendment No. 4.    The Parties hereby agree to use best efforts to negotiate a definitive Amendment No. 4 to the Original Agreement by March 30, 2003. Amendment No. 4 will address (i) the use of MYT's manufacturing facilities for third parties, (ii) licenses and assignments of certain intellectual property necessary to permit such activities and to protect the Parties in the event of bankruptcy and other circumstances, and (iii) additional amendments that are necessary to clarify the Original Agreement, to comply with certain legal requirements, to update the Schedules and to enable DT to make certain certifications relating to government grants.

        7.    Conflict.    If any conflict should arise between the terms and provisions of this Amendment and the Original Agreement, this Amendment shall govern.

        8.    No Other Amendments.    Except as amended hereby, the Original Agreement shall remain in full force and effect in accordance with its original terms.

        9.    Counterparts.    This Amendment may be executed in counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one and the same document. Executed counterparts sent by facsimile or by other means of transmission shall be effective as originals.

[The remainder of this page is intentionally left blank.]

        IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

MIYOTA CO., LTD.		DISPLAYTECH, INC.
By:	/s/ YUZO MAEKAWA Name: Yuzo Maekawa Title: President	By:	/s/ RICHARD BARTON Name: Richard Barton Title: CEO

[Signature Page to Amendment No. 3]

Schedule 2.4

Process Procedure Documentation

[*****]

Schedule 6.12

HP Pricing

	Q1 03	Q2 03	Q3 03	Q4 03	Q1 04
SE2 SELLING PRICE TO DISPLAYTECH
Beginning Q2 03 [*****] rebate per part to be accrued and paid to Miyota by Displaytech when Displaytech reaches cashflow positive	[*****]	[*****]	[*****]	[*****]	[*****]

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AMENDMENT NO. 3